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                                                               Exhibit 4(c)(20)

                                SECOND AMENDMENT
                                       TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT ("Second Amendment") is made as of January 19, 2007 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as administrative agent for the Banks (in such capacity, "Agent").

                                    RECITALS

     A. Company, Agent and the Banks entered into that certain Fourth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of February 7, 2006 (as amended by that First Amendment dated September 20, 2006, the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

     B. The Company has requested that Agent and the Banks agree to certain amendments to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

     NOW, THEREFORE, Company, Agent and the Banks agree:

1. Section 1 of the Credit Agreement is hereby amended by amending and restating, the following definitions:

     "Borrowing Base Limitation" shall mean, as of any date of determination, an amount equal to (i) seventy-five percent (75%) of Dealer Loans Receivable, plus (ii) seventy -five percent (75%) of the Purchased Contract Balance, minus (iii) the Hedging Reserve and minus (iv) the aggregate principal amount outstanding from time to time of any Debt (other than the Indebtedness) secured by any of the Collateral; provided, however, that if, at any time, the advance rates under any Securitization Transaction (other than a Bridge Securitization) set forth in the related Securitization Documents ("Securitization Advance Rates") are lower than the applicable advance rates expressed in clauses (i) or (ii) of this definition ("Credit Agreement Advance Rates"), the applicable Credit Agreement Advance Rates shall be deemed to be automatically reduced to the lowest Securitization Advance Rates then in effect, such reduction to remain in effect so long as the Securitization Advance Rates are lower than the Credit Agreement Advance Rates set forth in this definition. At no time, however, shall the Credit Agreement Advance Rates exceed seventy-five percent (75%)."

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2.   Exhibit O to the Credit Agreement is hereby amended and restated by deleting such Exhibit and inserting the replacement Exhibit O attached hereto as Attachment 1 in its place.

3. This Second Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company of the following conditions:

          (a) Agent shall have received counterpart originals of (i) this Second Amendment, duly executed and delivered by the Company and the requisite Banks.

          (b) Agent shall have received from a responsible senior officer of the Company a certification (i) that all necessary actions have been taken by the Company to authorize execution and delivery of this Second Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the Second Amendment.

4. The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

5. Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

6. Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.

7.   This Second Amendment may be executed in counterpart in accordance with
     Section 13.10 of the Credit Agreement.

8. This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]


                                       2

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     WITNESS the due execution hereof as of the day and year first above written.

                                        COMERICA BANK,
                                        as Agent


                                        By: /s/ Harve C. Light
                                            ------------------------------------
                                            Harve C. Light
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        CREDIT ACCEPTANCE CORPORATION


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                            Douglas W. Busk
                                        Its: Treasurer

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        BANKS:

                                        COMERICA BANK


                                        By: /s/ Harve C. Light
                                            ------------------------------------
                                            Harve C. Light
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        BANK OF AMERICA, N.A.


                                        By: /s/ Daniel R. Petrik
                                            ------------------------------------
                                            Daniel R. Petrik
                                        Its: Senior Vice President

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ David H. Sherer
                                            ------------------------------------
                                            David H. Sherer
                                        Its: Senior Vice President

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        HARRIS N.A.


                                        By: /s/ Michael Cameli
                                            ------------------------------------
                                            Michael Cameli
                                        Its: Director

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        FIFTH THIRD BANK
                                        (EASTERN MICHIGAN)


                                        By: /s/ John Antonczak
                                            ------------------------------------
                                            John Antonczak
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT

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                                        NATIONAL CITY BANK OF THE MIDWEST,
                                        FORMERLY KNOWN AS NATIONAL CITY BANK OF
                                        MICHIGAN/ILLINOIS


                                        By: /s/ Michael Kell
                                            ------------------------------------
                                            Michael Kell
                                        Its: Vice President

                                                              SIGNATURE PAGE FOR
                                                            CAC SECOND AMENDMENT